Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-184670, 333-146351, 333-121377, 333-21447 and 333-87024), and S-3 (No. 333-195479) of Open Text Corporation of our report dated March 31, 2017, relating to the financial statements of the Enterprise Content Division of Dell Technologies, Inc., which appears in this Current Report on Form 8-K/A (Amendment No. 1) of Open Text Corporation dated March 31, 2017.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, MA
March 31, 2017